UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): June 16, 2005

HearUSA, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11655	22-2748248
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1250 Northpoint Parkway
West Palm Beach, Florida	33407

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(561) 478-8770

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Results of Operations and Financial Condition

On June 16, 2005, HearUSA, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Sonus-USA, Inc. (“Sonus”). Pursuant to the Agreement, Sonus will acquire substantially all of the assets of the Company’s retail hearing aid centers in the States of Minnesota, Washington and Wisconsin for $1,100,000 in cash. The assets include customer records, equipment and other personal property, leasehold improvements and certain leases and contracts. The Company will retain all cash and cash equivalents related to these centers, all accounts receivable relating to the period prior to the closing, all Company intellectual property and other assets of the Company not used solely in connection with these centers. The transaction, which is subject to standard closing conditions, is expected to close on June 22, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc. (Registrant)

Date: June 21, 2005	By: /s/ Stephen J. Hansbrough Name: Stephen J. Hansbrough Title: Chief Executive Officer